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EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement No. 333-88842 on Form S-8 for Ohio Legacy Corp, the Ohio Legacy Corp Omnibus Stock Option, Stock Ownership and Long Term Incentive Plan, of our report dated February 12, 2003 relating to the consolidated balance sheets of Ohio Legacy Corp as of December 31, 2002 and 2001 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years then ended.

                                          Crowe, Chizek and Company LLP


Columbus, Ohio
March 19, 2003